Exhibit 5C
                                       to
                                  Schedule 13D
                                 (page 1 of 2)

            Trusts from which Bernard Edison has Resigned as Trustee

                                                   Date of          Number
              Reporting Person                   Resignation     of Shares
              ----------------                   -----------     ---------

Irving Edison Boatmen's Trust FBO Julie           9/27/95         (30,000)
Chanin Edison

Irving Edison Boatmen's Trust                     9/27/95         (30,000)
FBO Peter Alan Edison

Irving Edison Boatmen's Trust                     9/27/95         (27,000)
FBO Robin Jean Edison

Irving Edison Mercantile Trust FBO Julie          10/9/95         (15,000)
Chanin Edison

Irving Edison Mercantile Trust                    10/9/95         (15,000)
FBO Peter Alan Edison

Irving Edison Mercantile Trust                    10/9/95         (15,000)
FBO Robin Jean Edison

February 12, 1970 Irving Edison Trust FBO         10/9/95         (15,000)
Judith Kameon

February 12, 1970 Irving Edison Trust FBO         10/9/95         (15,000)
Paul I. Kameon

February 12, 1970 Irving Edison Trust FBO         10/9/95         (15,000)
Kitty Horowitz

July 31, 1972 Beatrice C. Edison Trust            9/9/95          (28,524)
FBO Paul Kameon

July 31, 1972 Irving Edison Trust FBO             9/9/95           (7,800)
Kitty Horowitz

July 31, 1972 Irving Edison Trust FBO             9/9/95           (7,800)
Judith Kameon

July 31, 1972 Irving Edison Trust FBO             9/9/95           (7,800)
Paul Kameon

Irving Edison Trust dated                         8/16/95        (148,356)
March 9, 1955

The Charles B. Edison Marital                     8/28/95         (10,000)
Trust Clause III

Charles B. Edison Marital Trust                   8/28/95         (67,000)
Clause Third UW & Testament

July 25, 1972 Beatrice C. Edison Trust            9/9/95          (16,002)
FBO Judith Kameon

July 25, 1972 Beatrice C. Edison Trust            9/9/95          (15,996)
FBO Kitty Kameon

                                   Exhibit 5C
                                       to
                                  Schedule 13D
                                 (page 2 of 2)

                                                   Date of          Number
              Reporting Person                   Resignation     of Shares
              ----------------                   -----------     ---------

July 25, 1972 Beatrice C. Edison Trust            9/9/95          (16,002)
FBO Paul Kameon

Beatrice C. Edison Trust                          9/9/95          (14,262)
FBO Kitty Horowitz

Trust dated July 31, 1972                         9/9/95           (9,262)
FBO Kitty Horowitz

Beatrice C. Edison Trust                          9/9/95          (14,262)
FBO Judith Kameon

Trust dated July 31, 1972                         9/9/95           (9,262)
FBO Judith Kameon

Beatrice C. Edison Irrevocable Trust FBO          9/9/95          (63,502)
Ruth Tilsey

Will of Charles B. Edison                         8/9/95         (135,074)

Samuel B. Edison Trust                            8/9/95         (128,319)
dated Feb. 11, 1965                                              ---------

TOTAL:                                                           (876,223)
                                                                 =========